UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2012

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52213	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 29, 2012, Power Solutions International, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”), at which the stockholders considered and approved the Power Solutions 2012 Incentive Compensation Plan (the “Plan”).

Effective upon such stockholder approval, 830,925 shares of the Company’s common stock (the “Common Stock”) that were repurchased by the Company and are currently held in treasury are available for awards pursuant to the Plan. The Plan is administered by the Compensation Committee of the Board, which consists only of independent, non-employee directors.

The 2012 Plan is a broad-based plan which allows for a variety of different types of awards, including non-qualified options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, deferred stock and performance units, to be made to the Company’s executive officers, employees, consultants and directors. Currently, the only award outstanding under the Plan is a SAR granted to Eric A. Cohen, the Company’s Chief Operating Officer, with respect to 543,872 shares of Common Stock. No shares of Common Stock could be issued pursuant to the SAR unless and until the Plan was approved by the Company’s stockholders. A more complete description of the Plan and the SAR granted to Mr. Cohen can be found in the Company’s definitive Proxy Statement for its Annual Meeting of Stockholders held on August 29, 2012, as filed with the Securities and Exchange Commission (the “Commission”), and in the Company’s Current Report on Form 8-K, dated June 6, 2012, filed with the Commission on June 7, 2012 (the “Prior 8-K”).

Because benefits under the Plan will depend on the Compensation Committee’s actions and the fair market value of the Common Stock at various future dates, the benefits payable under the Plan (other than as described above) are not currently determinable.

The foregoing descriptions of the Plan and the SAR award to Mr. Cohen are not complete and are in all respects qualified in their entirety by the actual provisions of the Stock Appreciation Rights Agreement, dated as of June 6, 2012, by and between the Company and Eric A. Cohen, and the Plan, copies of which were filed as Exhibits 10.2 and 10.3, respectively, to the Prior 8-K and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on August 29, 2012, the Company’s stockholders (i) elected Gary S. Winemaster, Kenneth W. Landini, H. Samuel Greenawalt, Jay J. Hansen and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the Company’s 2013 Annual Meeting of Stockholders, (ii) approved the Plan, and (iii) ratified the appointment by the Company’s Board of Directors of McGladrey LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2012. The following summarizes the voting results on each of the proposals considered at the Annual Meeting:

	Votes For	Votes Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Directors:
Gary S. Winemaster	7,997,836	78,400	—	—	—
Kenneth W. Landini	7,997,836	78,400	—	—	—
H. Samuel Greenawalt	8,072,933	3,303	—	—	—
Jay J. Hansen	8,072,933	3,303	—	—	—
Mary E. Vogt	8,072,933	3,303	—	—	—
Approval of the 2012 Power Solutions Incentive Compensation Plan	8,070,933	—	3,500	1,803	—
Ratification of the Appointment of McGladrey LLP	8,073,236	—	3,000	—	—

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

10.1	Stock Appreciation Rights Agreement, dated as of June 6, 2012, by and between Power Solutions International, Inc. and Eric Cohen (incorporated by reference from Exhibit 10.2 to the registrant’s Current Report on Form 8-K, dated June 6, 2012, filed with the Commission on June 7, 2012).

10.2	Power Solutions International, Inc. 2012 Incentive Compensation Plan, as adopted by the Board of Directors on May 30, 2012 (incorporated by reference from Exhibit 10.3 to the registrant’s Current Report on Form 8-K, dated June 6, 2012, filed with the Commission on June 7, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey Chief Financial Officer

Dated: September 4, 2012

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